                                                                EXHIBIT 99.1

                                                   Monongahela Power Company




STATEMENT OF INCOME



                                                                        YEAR ENDED DECEMBER 31
(Thousands of Dollars)                                               1999        1998        1997

Electric Operating Revenues:
  Residential.....................................................$210,757     $200,896    $199,931
  Commercial...................................................... 130,052      126,464     118,825
  Industrial...................................................... 217,792      208,613     196,716
  Wholesale and other, including affiliates.......................  96,184       89,396      95,579
  Bulk power transactions, net....................................  18,550       19,753      17,260
    Total Operating Revenues...................................... 673,335      645,122     628,311

Operating Expenses:
  Operation:
    Fuel.......................................................... 145,236      143,993     141,340
    Purchased power and exchanges, net............................  98,774       95,617      98,266
    Deferred power costs, net.....................................  10,930       (8,452)    (10,027)
    Other.........................................................  90,625       82,637      75,908
  Maintenance.....................................................  63,993       67,033      70,561
  Depreciation and amortization...................................  60,905       58,610      56,593
  Taxes other than income taxes...................................  43,395       44,742      38,776
  Federal and state income taxes..................................  40,440       49,456      47,519
    Total Operating Expenses...................................... 554,298      533,636     518,936
    Operating Income.............................................. 119,037      111,486     109,375

Other Income and Deductions:
  Allowance for other than borrowed funds used during
    construction..................................................   1,059          376         570
  Other income, net...............................................   6,119        6,049       8,498
    Total Other Income and Deductions.............................   7,178        6,425       9,068
    Income Before Interest Charges................................ 126,215      117,911     118,443

Interest Charges:
  Interest on long-term debt......................................  31,963       32,363      36,076
  Other interest..................................................   2,640        3,790       2,654
  Allowance for borrowed funds used during construction...........    (715)        (667)       (816)
    Total Interest Charges........................................  33,888       35,486      37,914

Net Income........................................................$ 92,327     $ 82,425    $ 80,529



STATEMENT OF RETAINED EARNINGS





Balance at January 1..............................................$273,197     $243,939    $215,221
Add:
  Net income......................................................  92,327       82,425      80,529

                                                                   365,524      326,364     295,750

Deduct:
  Dividends on capital stock:
    Preferred stock...............................................   5,037        5,037       5,037
    Common stock..................................................  78,527       48,130      46,774
      Total Deductions............................................  83,564       53,167      51,811

Balance at December 31............................................$281,960     $273,197    $243,939


See accompanying notes to financial statements.

                                                   Monongahela Power Company



STATEMENT OF CASH FLOWS





                                                                        YEAR ENDED DECEMBER 31
(Thousands of Dollars                                                1999        1998*        1997*

Cash Flows from Operations:
  Net income...................................................... $ 92,327    $ 82,425    $ 80,529
  Depreciation and amortization...................................   60,905      58,610      56,593
  Deferred investment credit and income taxes, net................    4,701      14,827      18,139
  Deferred power costs, net.......................................   10,930      (8,452)    (10,027)
  Unconsolidated subsidiaries' dividends in excess of earnings....    2,972       9,301         988
  Allowance for other than borrowed funds used during
    construction..................................................   (1,059)       (376)       (570)
  Internal restructuring liability................................      -          (236)    (13,761)
  Write-off of generation project costs...........................    4,213         -           -
  Changes in certain current assets and liabilities:
    Accounts receivable, net......................................  (68,344)     (8,044)     (5,516)
    Materials and supplies........................................      354      (3,929)      1,878
    Accounts payable..............................................   69,751      12,249      (7,260)
    Prepayment....................................................  (10,000)        -           -
  Other, net......................................................    2,724       4,410      (3,857)

                                                                    169,474     160,785     117,136

Cash Flows from Investing:
  Construction expenditures (less allowance for other than
    borrowed funds used during construction)......................  (81,424)    (72,419)    (77,569)
  Acquisition of businesses.......................................  (96,597)        -          -

                                                                   (178,021)    (72,419)    (77,569)
Cash Flows from Financing:
  Issuance of long-term debt......................................  117,013      85,918         -
  Retirement of long-term debt....................................      -      (111,690)    (15,500)
  Funds on deposit with trustees..................................   (2,561)        -           -
  Short-term debt, net............................................  (49,000)     (7,829)     28,590
  Notes payable to affiliate......................................   28,650      (1,450)     (1,450)
  Dividends on capital stock:
    Preferred stock...............................................   (5,037)     (5,037)     (5,037)
    Common stock..................................................  (78,527)    (48,129)    (46,774)

                                                                     10,538     (88,217)    (40,171)


Net Change in Cash ...............................................    1,991         149        (604)
Cash at January 1................................................     1,835       1,686       2,290
Cash at December 31..............................................  $  3,826    $  1,835    $  1,686


Supplemental Cash Flow Information:
  Cash paid during the year for:
    Interest (net of amount capitalized).......................... $ 34,076    $ 33,041    $ 36,776
    Income taxes..................................................   42,315      33,361      28,282



*Certain amounts have been reclassified for comparative purposes.
 See accompanying notes to financial statements.

                                                   Monongahela Power Company



BALANCE SHEET




(Thousands of Dollars)                                                   DECEMBER 31

                                                                     1999          1998*
ASSETS


Property, Plant, and Equipment:
  Utility plant................................................  $2,126,482     $1,963,473
  Nonutility plant.............................................         983            746
  Construction work in progress................................      46,138         43,657

                                                                  2,173,603      2,007,876
  Accumulated depreciation.....................................    (958,867)      (883,915)
                                                                  1,214,736      1,123,961
Investments and Other Assets:
  Allegheny Generating Company--common stock at equity.........      41,713         44,624
  Excess of cost over net assets acquired......................      26,325

Other..........................................................         170            231
                                                                     68,208         44,855
Current Assets:

  Cash...........................................................     3,826          1,835
  Accounts receivable:
    Electric service...........................................      78,977         70,809
    Affiliated and other.......................................      87,345         25,552
    Allowance for uncollectible accounts.......................      (4,133)        (2,516)
  Materials and supplies--at average cost:
    Operating and construction.................................      22,127         21,942

    Fuel.........................................................    16,049         16,588
  Prepaid taxes................................................      23,320         19,627
  Other, including current portion of regulatory assets........       4,708         10,153

                                                                    232,219        163,990
Deferred Charges:
  Regulatory assets............................................     145,176        154,882
  Unamortized loss on reacquired debt..........................      16,810         17,826

Other..........................................................      16,569         14,250

                                                                    178,555        186,958
Total..........................................................  $1,693,718     $1,519,764


CAPITALIZATION AND LIABILITIES

Capitalization:
  Common stock, other paid-in capital, and retained earnings...  $  578,951     $  570,188
  Preferred stock..............................................      74,000         74,000
  Long-term debt and QUIDS.....................................     503,741        453,917

                                                                  1,156,692      1,098,105
Current Liabilities:
  Short-term debt..............................................                     49,000
  Notes payables to affiliate..................................      28,650
  Long-term debt due within one year...........................      65,000
  Accounts payable.............................................      40,016         12,646
  Accounts payable to affiliates...............................      67,312         24,931
  Taxes accrued:
    Federal and state income...................................       2,260          6,277

    Other......................................................      24,235         23,192
  Interest accrued.............................................       5,883          7,692

  Other........................................................      11,647          9,438

                                                                    245,003        133,176
Deferred Credits and Other Liabilities:
  Unamortized investment credit................................      14,007         16,155
  Deferred income taxes........................................     248,987        247,230
  Regulatory liabilities.......................................      13,961         15,476

  Other........................................................      15,068          9,622

                                                                    292,023        288,483
Commitments and Contingencies (Note L)
Total..........................................................  $1,693,718     $1,519,764


*Certain amounts have been reclassified for comparative purposes.
 See accompanying notes to financial statements.

                                                    Monongahela Power Company





STATEMENT OF CAPITALIZATION





                                                                                   DECEMBER 31
                                                                     1999       1998         1999      1998
                                                                 (Thousands of Dollars)  (Capitalization Ratios)

Common Stock:
  Common stock--par value $50 per share, authorized


    8,000,000 shares, outstanding 5,891,000 shares....          $  294,550   $  294,550
  Other paid-in capital...............................               2,441        2,441
  Retained earnings...................................             281,960      273,197
      Total...........................................             578,951      570,188     50.0%     51.9%

Preferred Stock:
  Cumulative preferred stock--par value $100 per share, authorized 1,500,000 shares, outstanding as follows:

                   December 31, 1999
                                Regular
                  Shares      Call Price    Date of
    Series     Outstanding    Per Share      Issue
    4.40% ....    90,000        $106.50       1945                   9,000        9,000
    4.80% B...    40,000         105.25       1947                   4,000        4,000
    4.50% C...    60,000         103.50       1950                   6,000        6,000
    $6.28 D...    50,000         102.86       1967                   5,000        5,000
    $7.73 L...   500,000         100.00       1994                  50,000       50,000
      Total (annual dividend requirements $5,037)                   74,000       74,000       6.4      6.8

Long-Term Debt and QUIDS:
  First mortgage    Date of        Date       Date
  bonds:             Issue      Redeemable    Due
    5-5/8% ...        1993         2000       2000                  65,000       65,000
    7-3/8% ...        1992         2002       2002                  25,000       25,000
    7-1/4% ...        1992         2002       2007                  25,000       25,000
    8-5/8% ...        1991         2001       2021                  50,000       50,000
    8-3/8% ...        1992         2002       2022                  40,000       40,000
    7-5/8% ...        1995         2005       2025                  70,000       70,000

                                   December 31, 1999
                                     Interest Rate
  Quarterly Income Debt Securities
    due 2025......................         8.00%                    40,000       40,000
  Secured notes due 2007-2029.....     4.70%-6.875%                 81,750       74,050
  Unsecured notes due 2002-2012...     4.35%-5.10%                   6,060        6,060
  Installment purchase
    obligations due 2003..........        4.50%                     19,100       19,100
  Medium-term debt due 2003-2010..     5.56%-7.36%                 153,475       43,475
  Unamortized debt discount and premium, net..........              (4,083)      (3,768)
      Total (annual interest requirements $40,018)                 571,302      453,917
  Less amounts on deposit with trustees...............              (2,561)
  Less current maturities.............................             (65,000)
      Total...........................................             503,741      453,917      43.6          41.3

Total Capitalization..................................          $1,156,692   $1,098,105     100.0%        100.0%



See accompanying notes to financial statements.

                                                    Monongahela Power Company


NOTES TO FINANCIAL STATEMENTS
(These notes are an integral part of the financial statements.)


NOTE A:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Monongahela Power Company (the Company) is a wholly owned subsidiary of Allegheny Energy, Inc. (Allegheny Energy) and is a part of the Allegheny Energy integrated electric utility system (the System). The Company and its utility affiliates, The Potomac Edison Company and West Penn Power Company, collectively now doing business as Allegheny Power, are engaged in the generation (except West Penn), purchase, transmission, distribution, and sale of electric energy. The Company operates as a single utility segment in the states of West Virginia and Ohio.

Certain amounts in the December 31, 1998, balance sheets and in the December 31, 1998, and 1997 statement of cash flows have been reclassified for comparative purposes.

The Company is subject to regulation by the Securities and Exchange Commission (SEC), the Public Service Commission of West Virginia (W.Va. PSC), the Public Utilities Commission of Ohio (Ohio PUC), and by the Federal Energy Regulatory Commission
(FERC). Significant accounting policies of the Company are summarized below.


Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues, expenses, and disclosures of contingencies during the reporting period, which in the normal course of business are subsequently adjusted to actual results.

Revenues
Revenues, including amounts resulting from the application of fuel and energy cost adjustment clauses, are recognized in the same period in which the related electric services are provided to customers.

Deferred Power Costs, Net
The costs of fuel, purchased power, and certain other costs, and revenues from sales to other utilities and power marketers, including transmission services, are deferred until they are either recovered from or credited to customers under fuel and energy cost-recovery procedures in West Virginia and Ohio.

Property, Plant, and Equipment
Property, plant, and equipment, including facilities owned with affiliates in the System, are stated at original cost, less contributions in aid of construction, except for capital leases, which are recorded at present value. Costs include direct labor and material; allowance for funds used during construction (AFUDC) on property for which construction work in progress is not included in rate base; and indirect costs such as administration, maintenance, and depreciation of transportation and construction equipment, postretirement benefits, taxes, and other benefits related to employees engaged in construction.

The cost of depreciable property units retired, plus removal costs less salvage, are charged to accumulated depreciation.

                                                    Monongahela Power Company


The Company capitalizes the cost of software developed for internal use. These costs are amortized on a straight-line basis over a five-year period beginning upon a project's completion.

Allowance for Funds Used During Construction (AFUDC)
AFUDC, an item that does not represent current cash income, is defined in applicable regulatory systems of accounts as including "the net cost for the period of construction of borrowed funds used for construction purposes and a reasonable rate on other funds when so used." AFUDC is recognized as a cost of property, plant, and equipment. Rates used for computing AFUDC in 1999, 1998, and 1997 were 8.26%, 6.56%, and 7.55%, respectively. AFUDC is not included in the cost of construction when the cost of financing the construction is being recovered through rates.

Depreciation and Maintenance
Depreciation expense is determined generally on a straight-line method based on estimated service lives of depreciable properties and amounted to approximately 3.1% of average depreciable property in each of the years 1999, 1998, and 1997. The cost of maintenance and of certain replacements of property, plant, and equipment is charged principally to operating expense when incurred.

Investments
The Company records the acquisition cost in excess of net assets acquired as an investment in goodwill. Goodwill related to the acquisition of West Virginia Power Company in December 1999 will be amortized over 40 years.

Temporary Cash Investments
For purposes of the statement of cash flows, temporary cash investments with original maturities of three months or less, generally in the form of commercial paper, certificates of deposit, and repurchase agreements, are considered to be the equivalent of cash.

Regulatory Assets and Liabilities
In accordance with the Financial Accounting Standards Board's
(FASB) Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation," the Company's financial statements include certain assets and liabilities resulting from cost-based ratemaking regulation.

Income Taxes
The Company joins with its parent and affiliates in filing a consolidated federal income tax return. The consolidated tax liability is allocated among the participants generally in proportion to the taxable income of each participant, except that no subsidiary pays tax in excess of its separate return tax liability.

Financial accounting income before income taxes differs from taxable income principally because certain income and deductions for tax purposes are recorded in the financial income statement in another period. Deferred tax assets and liabilities represent the tax effect of temporary differences between the financial statement and tax basis of assets and liabilities computed using the most current tax rates.

The Company has deferred the tax benefit of investment tax credits. Investment tax credits are amortized over the estimated service lives of the related properties.

                                                    Monongahela Power Company


Postretirement Benefits
All of the employees of Allegheny Energy are employed by Allegheny Energy Service Corporation (AESC), which performs services at cost for the Company and its affiliates in accordance with the Public Utility Holding Company Act of 1935 (PUHCA). Through AESC, the Company is responsible for its proportionate share of postretirement benefit costs. AESC provides a noncontributory, defined benefit pension plan covering substantially all employees, including officers. Benefits are based on the employee's years of service and compensation. The funding policy is to contribute annually at least the minimum amount required under the Employee Retirement Income Security Act and not more than can be deducted for federal income tax purposes. Plan assets consist of equity securities, fixed income securities, short-term investments, and insurance contracts.

AESC also provides partially contributory medical and life insurance plans for eligible retirees and dependents. Medical benefits, which make up the largest component of the plans, are based upon an age and years-of-service vesting schedule and other plan provisions. Subsidized medical coverage is not provided in retirement to employees hired on or after January 1, 1993. The funding policy is to contribute the maximum amount that can be deducted for federal income tax purposes. Funding of these benefits is made primarily into Voluntary Employee Beneficiary Association trust funds. Medical benefits are self-insured. The life insurance plan is paid through insurance premiums.

Comprehensive Income
SFAS No. 130, "Reporting Comprehensive Income," effective for 1998, established standards for reporting comprehensive income and its components (revenues, expenses, gains, and losses) in the financial statements. The Company does not have any elements of other comprehensive income to report in accordance with SFAS No. 130.


NOTE B:  ACQUISITIONS

In December 1999, the Company acquired the assets of West Virginia Power for approximately $95 million. The acquisition increased property, plant, and equipment and accumulated depreciation by $105.0 million and $35.4 million, respectively. Also, $26.3 million was recorded as the excess of cost over net assets acquired.

In December 1999, the Company agreed to acquire Mountaineer Gas Company for $323 million, which includes the assumption of approximately $100 million of existing debt. Completion of the transaction is conditioned upon, among other things, certain regulatory approvals which may be obtained by mid-2000.

                                                    Monongahela Power Company



NOTE C:  INCOME TAXES

Details of federal and state income tax provisions are:


(Thousands of Dollars)                       1999         1998         1997

Income taxes--current:
  Federal.............................    $27,391      $26,457       $21,812
  State...............................      8,637        8,135         7,455
    Total.............................     36,028       34,592        29,267
Income taxes--deferred, net of
  amortization........................      6,849       16,971        20,287
Amortization of deferred
  investment credit...................     (2,148)      (2,144)       (2,148)
    Total income taxes................     40,729       49,419        47,406
Income taxes--(charged) credited to
  other income and deductions.........       (289)          37           113
Income taxes--charged to operating
  income..............................    $40,440      $49,456       $47,519



The total provision for income taxes is different from the amount produced by applying the federal income statutory tax rate to financial accounting income, as set forth below:



(Thousands of Dollars)                       1999         1998         1997


Income before income taxes............   $132,769     $131,881      $128,048
Amount so produced....................   $ 46,469     $ 46,158      $ 44,817
Increased (decreased) for:
  Tax deductions for which deferred
    tax was not provided:
      Lower tax depreciation..........      1,077        1,800         5,000
      Plant removal costs.............     (2,935)      (2,600)       (2,400)
  State income tax, net of federal
    income tax benefit................      4,968        4,400         3,600
  Amortization of deferred
    investment credit.................     (2,148)      (2,144)       (2,148)
  Equity in earnings of subsidiaries..     (1,984)      (2,100)       (3,000)
  Other, net..........................     (5,007)       3,942         1,650
    Total.............................   $ 40,440     $ 49,456      $ 47,519



Federal income tax returns through 1995 have been examined and substantially settled.

                                                    Monongahela Power Company


At December 31, the deferred tax assets and liabilities consisted of the following:





(Thousands of Dollars)                                   1999         1998

Deferred tax assets:
  Unamortized investment tax credit...............     $ 9,264     $ 10,779
  Tax interest capitalized........................       4,216        4,269
  Contributions in aid of construction............       3,069        2,810
  Advances for construction.......................       2,024        2,097
  Internal restructuring..........................       1,810        1,810
  Deferred power costs, net.......................       2,254
  Other...........................................      16,280       14,358
                                                        38,917       36,123
Deferred tax liabilities:
  Book vs. tax plant basis differences, net.......     248,801      244,432
  Other...........................................      36,842       38,420
                                                       285,643      282,852

Total net deferred tax liabilities................     246,726      246,729
Portion above included in current assets..........       2,261          501
  Total long-term net deferred tax liabilities....    $248,987     $247,230



NOTE D:  DIVIDEND RESTRICTION

Supplemental indentures relating to certain outstanding bonds of the Company contain dividend restrictions under the most restrictive of which $76,384,000 of the Company's retained earnings at December 31, 1999, is not available for cash dividends on common stock, except that a portion thereof may be paid as cash dividends where concurrently an equivalent amount of cash is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock.

NOTE E:  ALLEGHENY GENERATING COMPANY

The Company owns 27% of the common stock of Allegheny Generating Company (AGC), and affiliates of the Company own the remainder. AGC is reported by the Company in its financial statements using the equity method of accounting. AGC owns an undivided 40% interest, 840 MW, in the 2,100-MW pumped-storage hydroelectric station in Bath County, Virginia, operated by the 60% owner, Virginia Electric and Power Company, a nonaffiliated utility.

AGC recovers from the Company and its affiliates all of its operation and maintenance expenses, depreciation, taxes, and a return on its investment under a wholesale rate schedule approved by the FERC. AGC's rates are set by a formula filed with and previously accepted by the FERC. The only component which changes is the return on equity (ROE). Pursuant to a settlement agreement filed April 4, 1996, with the FERC, AGC's ROE was set at 11% for 1996 and will continue until the time any affected party seeks renegotiation of the ROE.

                                                    Monongahela Power Company


Following is a summary of financial information for AGC:



                                                         December 31
(Thousands of Dollars)                               1999          1998

Balance sheet information:
  Property, plant, and equipment...............    $601,717      $618,608
  Current assets...............................       7,261         5,857
  Deferred charges.............................      11,905        14,993
    Total assets...............................    $620,883      $639,458

  Total capitalization.........................    $303,422      $314,105
  Current liabilities..........................      65,463        75,849
  Deferred credits.............................     251,998       249,504
    Total capitalization and liabilities.......    $620,883      $639,458





                                                Year Ended December 31
     (Thousands of Dollars)                1999          1998         1997

Income statement information:
  Electric operating revenues.........    $70,592      $73,816      $76,458
  Operation and maintenance expense...      5,023        4,592        4,877
  Depreciation........................     16,980       16,949       17,000
  Taxes other than income taxes.......      4,510        4,662        4,835
  Federal income taxes................      9,997       10,959       11,213
  Interest charges....................     13,261       13,987       15,391
  Other income, net...................       (394)         (86)      (9,126)
    Net income........................    $21,215      $22,753      $32,268




The Company's share of the equity in earnings was $5.7 million, $6.1 million, and $8.7 million for 1999, 1998, and 1997, respectively, and is included in other income, net, on the Company's Statement of Income.

NOTE F:  POSTRETIREMENT BENEFITS

As described in Note A, the Company is responsible for its proportionate share of the cost of the pension plan and medical and life insurance plans for eligible employees and dependents provided by AESC. The Company's share of the (credits) costs of these plans, a portion of which (approximately 35%) was credited or charged to plant construction, is shown below:



(Thousands of Dollars)                       1999        1998       1997

Pension................................    $(1,037)    $  (356)  $(1,754)
Medical and life insurance.............    $ 4,806     $ 5,421   $ 3,706






                                                    Monongahela Power Company


NOTE G:  REGULATORY ASSETS AND LIABILITIES

The Company's operations are subject to the provisions of SFAS No. 71. Regulatory assets represent probable future revenues associated with deferred costs that are expected to be recovered from customers through the ratemaking process. Regulatory liabilities represent probable future reductions in revenues associated with amounts that are to be credited to customers through the ratemaking process. Regulatory assets, net of regulatory liabilities, reflected in the Balance Sheet at December 31 relate to:



(Thousands of Dollars)                                 1999       1998

Long-term assets (liabilities), net:
  Income taxes, net..............................    $124,028   $130,878
  Postretirement benefits........................       4,937      4,937
  Storm damage...................................                  1,047
  Other, net.....................................       2,250      2,544
    Subtotal.....................................     131,215    139,406
Current assets (liabilities), net (reported in
     other current assets/liabilities):
  Income taxes, net..............................       1,847      1,847
  Deferred power costs, net......................      (5,021)     6,878
    Subtotal.....................................      (3,174)     8,725
      Net Regulatory Asset......................     $128,041   $148,131



Future deregulation proceedings in West Virginia and Ohio may affect the ratemaking treatment of the net regulatory assets related to generation in these jurisdictions. At this time, the Company cannot determine the effect of deregulation plans in West Virginia and Ohio.

NOTE H:  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of financial instruments at December 31 were as follows:



                                    1999                     1998
                            Carrying       Fair       Carrying      Fair
(Thousands of Dollars)       Amount        Value       Amount      Value

Liabilities:
  Short-term debt.......    $ 28,650     $ 28,650     $ 49,000   $ 49,000
  Long-term debt and
    QUIDS...............     575,385      547,872      457,685    483,695


The carrying amount of short-term debt approximates the fair value because of the short maturity of those instruments. The fair value of long-term debt and QUIDS was estimated based on actual market prices or market prices of similar issues. The Company had no financial instruments held or issued for trading purposes.





                                                    Monongahela Power Company


NOTE I:  CAPITALIZATION

Preferred Stock
All of the preferred stock is entitled on voluntary liquidation to its then current call price and on involuntary liquidation to $100 a share.

Long-Term Debt and QUIDS
Maturities for long-term debt in thousands of dollars for the next five years are: 2000, $65,000; 2001, none; 2002, $27,060;
2003, $62,575; and 2004, none. Substantially all of the properties of the Company are held subject to the lien securing its first mortgage bonds. Some properties are also subject to a second lien securing certain pollution control and solid waste disposal notes. Certain first mortgage bonds series are not redeemable by certain refunding until dates established in the respective supplemental indentures.

NOTE J:  SHORT-TERM DEBT

To provide interim financing and support for outstanding commercial paper, the Company has established lines of credit with several banks. The Company has SEC authorization for total short-term borrowings of $106 million, including money pool borrowings described below. The Company has fee arrangements on all of its lines of credit and no compensating balance requirements. In addition to bank lines of credit, an Allegheny Energy internal money pool accommodates intercompany short-term borrowing needs, to the extent that certain of the regulated companies have funds available. Short-term debt outstanding for 1999 and 1998 consisted of:



(Thousands of Dollars)                          1999            1998

Balance and interest rate
  at end of year:


    Notes Payable to Banks.............                     $49,000-5.40%
    Money Pool.........................    $28,650-4.88%
Average amount outstanding and
  interest rate during the year:
    Commercial Paper...................      1,156-4.79%     12,900-5.66%
    Notes Payable to Banks.............      5,636-5.05%     21,793-5.60%
    Money Pool.........................      2,009-5.05%      3,764-5.46%




NOTE K:  RELATED PARTY TRANSACTION

All of the employees of Allegheny Energy are employed by AESC, which performs services at cost for the Company and its affiliates in accordance with the PUHCA. Through AESC, the Company is responsible for its proportionate share of services provided by AESC. The total billings by AESC (including capital) to the Company for each of the years of 1999, 1998, and 1997 were $115.4 million, $95.6 million, and $78.8 million, respectively. The Company buys power from and sells power to its affiliates at tariff rates approvd by the FERC.

NOTE L:  COMMITMENTS AND CONTINGENCIES

Construction Program
The Company has entered into commitments for its construction programs, for which expenditures are estimated to be $75 million for 2000 and $72 million for 2001. In addition, in 2000, the Company plans to purchase Mountaineer Gas Company for approximately $323 million (which includes the assumption of approximately $100 million in existing debt). Construction expenditure levels

                                                    Monongahela Power Company


in 2002 and beyond will depend upon, among other things, the strategy eventually selected for complying with Phase II of the Clean Air Act Amendments of 1990 (CAAA) and the extent to which environmental initiatives currently being considered become mandated. The Company estimates that its banked emission allowances will allow it to comply with Phase II sulfur dioxide
(SO2) limits through 2005. Studies to evaluate cost-effective options to comply with Phase II SO2 limits beyond 2005, including those available in connection with the emission allowance trading market, are continuing.

West Virginia and Ohio Restructuring Activities

In March 1998, legislation was passed by the West Virginia Legislature that directed the W.Va. PSC to meet with all interested parties to develop a restructuring plan which would meet the dictates and goals of the legislation. Interested parties formed a Task Force that met during 1998, but the Task Force was unable to reach a consensus on a model for restructuring. The W.Va. PSC held hearings in August 1999 that addressed certification, licensing, bonding, reliability, universal service, consumer protection, code of conduct, subsidies, and stranded costs. The W.Va. PSC on December 20, 1999, released for comment and hearings a modified version of a proposal submitted by members of the Task Force, including the Company and its affiliate, Potomac Edison, following the August 1999 hearings that could open full retail competition as early as January 1, 2001. The production of power would be deregulated and electricity rates would be frozen for four years with rates gradually transitioning to market rates over the six years thereafter. After hearings in January 2000, the W.Va. PSC submitted a restructuring plan endorsed by members of the Task Force, including the Company and Potomac Edison, to the Legislature for approval.

On June 22, 1999, the Ohio General Assembly passed legislation to restructure the electric utility industry. The Governor of Ohio added his signature soon thereafter, and all of the state's customers will be able to choose their electricity supplier starting January 1, 2001, beginning a five-year transition to market rates. Total electric rates will be frozen over that period, and residential customers are guaranteed a 5% cut in the generation portion of their rate. The determination of stranded cost recovery will be handled by the Ohio PUC. On January 3, 2000, the Company filed a transition plan with the Ohio PUC, including its claim for recovery of stranded costs of $21.3 million. The Ohio PUC is expected to hold hearings on the Company's transition plan filing and issue a decision by October 2000.

The Ohio legislation stipulates that an entity independent of the utilities shall own or control transmission facilities after the start of competitive retail electric service on January 1, 2001, but not later than December 31, 2003. Customer protections were kept intact with a low-income assistance plan and a one-time forgiveness of past debts for low-income and handicapped customers. In regard to renewable energy, the bill requires that electric generators purchase excess electricity from small businesses and homes using renewable energy sources.

In 1997, the Emerging Issues Task Force (EITF) issued EITF No. 97-4, "Deregulation of the Pricing of Electricity-Issues Related to the Application of FASB Statement Nos. 71 and 101." The EITF agreed that, when a rate order that contains sufficient detail for the enterprise to reasonably determine how the transition plan will affect the separable portion of its business whose pricing is being deregulated is issued, the entity should cease to apply SFAS No. 71 to that separable portion of its business.

                                                    Monongahela Power Company


At this time, the Company cannot determine the effect of deregulation plans that may be approved in West Virginia or Ohio. However, the approval of deregulation plans could have a material impact on the Company regarding potential impairment of electric generation assets and the Company's ability to recover generation-related regulatory assets.

Environmental Matters and Litigation
The Company is subject to various laws, regulations, and uncertainties as to environmental matters. Compliance may require the Company to incur substantial additional costs to modify or replace existing and proposed equipment and facilities and may adversely affect the cost of future operations.

The Environmental Protection Agency (EPA) issued its final regional nitrogen oxides (NOx) State Implementation Plan (SIP) call rule on September 24, 1998. The EPA's SIP call rule found that 22 eastern states (including Maryland, Pennsylvania, and West Virginia) and the District of Columbia are all contributing significantly to ozone nonattainment in downwind states. The final rule declares that this downwind nonattainment will be eliminated (or sufficiently mitigated) if the upwind states reduce their NOx emissions by an amount that is precisely set by the EPA on a state-by-state basis. The final SIP call rule requires that all state-adopted NOx reduction measures must be incorporated into SIPs by September 1999, and must be implemented by May 1, 2003. However, the EPA's NOx SIP call regulation is currently under litigation in the District of Columbia Circuit Court of Appeals, and a decision is expected by Spring 2000. The Company's compliance with these requirements would require the installation of post-combustion control technologies on most, if not all, of its power stations at a cost of approximately $99 million. The Company continues to work with other coal-burning utilities and other affected constituencies in coal-producing states to challenge this EPA action.

On March 4, 1994, the Company and its regulated affiliates received notice that the EPA had identified them as potentially responsible parties (PRPs) under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, with respect to a Superfund Site. There are approximately 175 other PRPs involved. A final determination has not been made for the Company and its regulated affiliates' share of the remediation costs based on the amount of materials sent to the site. However, the Company and its regulated affiliates estimate that their combined share of the cleanup liability will not exceed $1 million, which has been accrued by the Company and its regulated affiliates as a liability at December 31, 1999.

The Company and its regulated affiliates have also been named as defendants, along with multiple other defendants, in pending asbestos cases involving multiple plaintiffs. While the Company believes that all of the cases are without merit, the Company cannot predict the outcome of the litigation. The Company has accrued a reserve of $2.2 million as of December 31, 1999, related to the asbestos cases as the potential cost to settle the cases to avoid the anticipated cost of defense.

The Attorney General of the State of New York and the Attorney General of the State of Connecticut in their letters dated September 15, 1999, and November 3, 1999, respectively, notified Allegheny Energy of their intent to commence civil actions against Allegheny Energy or certain of its subsidiaries alleging violations at the Fort Martin Power Station under the federal Clean Air Act, which requires existing power plants that make major modifications to comply

                                                    Monongahela Power Company


with the same emission standards applicable to new power plants. Similar actions may be commenced by other governmental authorities in the future. Fort Martin is a station located in West Virginia and is now jointly owned by the Company and its affiliates, Allegheny Energy Supply Company and Potomac Edison. Both Attorneys General stated their intent to seek injunctive relief and penalties. In addition, the Attorney General of the State of New York in his letter indicated that he may assert claims under State common law of public nuisance seeking to recover, among other things, compensation for alleged environmental damage caused in New York by the operation of Fort Martin Power Station. At this time, Allegheny Energy and its subsidiaries are not able to determine what effect, if any, these actions threatened by the Attorneys General of New York and Connecticut may have on them.

In the normal course of business, the Company becomes involved in various legal proceedings. The Company does not believe that the ultimate outcome of these proceedings will have a material effect on its financial position.

Leases
The Company's lease obligations as of December 31, 1999, and 1998 were not material.

                                                    Monongahela Power Company


REPORT OF MANAGEMENT



The management of the Company is responsible for the information and representations in the Company's financial statements. The Company prepares the financial statements in accordance with generally accepted accounting principles based upon available facts and circumstances and management's best estimates and judgments of known conditions.

The Company maintains an accounting system and related system of internal controls designed to provide reasonable assurance that the financial records are accurate and that the Company's assets are protected. The Company's staff of internal auditors conducts periodic reviews designed to assist management in maintaining the effectiveness of internal control procedures. PricewaterhouseCoopers LLP, an independent accounting firm, audits the financial statements and expresses its opinion on them. The independent accountants perform their audit in accordance with generally accepted auditing standards.

The Audit Committee of the Board of Directors, which consists of three outside Directors, meets periodically with management, internal auditors, and PricewaterhouseCoopers LLP to review the activities of each in discharging their responsibilities. The internal audit staff and PricewaterhouseCoopers LLP have free access to all of the Company's records and to the Audit Committee.


Alan J. Noia                                       Michael P.Morrell
Chairman and                                       Vice President and
Chief Executive Officer                            Chief Financial Officer

                                                    Monongahela Power Company





REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and the Shareholder of Monongahela Power Company

In our opinion, the accompanying balance sheets, statements of capitalization and the related statements of income, of retained earnings and of cash flows present fairly, in all material respects, the financial position of Monongahela Power Company (a subsidiary of Allegheny Energy, Inc.) at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP



Pittsburgh, Pennsylvania
February 3, 2000

                                                    Monongahela Power Company


QUARTERLY FINANCIAL INFORMATION
(Thousands of Dollars)




                                                                   Quarter Ended
                                              1999                                           1998
                              Dec.       Sept.       June        March        Dec.       Sept.       June       March

Electric operating
  revenues .............   $163,904    $178,330    $160,459    $170,642   $155,712    $177,364     $153,774    $158,272
Operating income........     31,019      32,595      25,102      30,321     28,154      31,887       24,087      27,358
Net income..............     23,890      26,631      18,556      23,250     21,143      25,244       16,611      19,427








SUMMARY OF OPERATIONS
Year ended December 31
(Thousands of Dollars)



                                            1999        1998        1997        1996       1995        1994
Electric operating revenues:
  Residential..........................  $210,757     $200,896    $199,931    $206,033    $209,065    $190,861
  Commercial...........................   130,052      126,464     118,825     121,631     124,457     116,201
  Industrial...........................   217,792      208,613     196,716     200,970     212,427     202,181
  Wholesale and street lighting........     7,138        7,656       7,600       7,513      7,255        7,142
     Revenues from regular customers....  565,739      543,629     523,072     536,147     553,204     516,385
  Affiliated...........................    84,747       77,314      83,600      74,825      73,216      79,674
  Other non-kWh........................     4,299        4,426       4,379       4,136       3,722       3,535
  Bulk power...........................     6,567        8,509       7,299       4,772       2,749       7,681
  Transmission and other energy
    services...........................    11,983       11,244       9,961      12,591      10,589       9,172
     Total revenues.....................  673,335      645,122     628,311     632,471     643,480     616,447

Operation expense......................   345,565      313,795     305,487     310,480     330,740     330,909
Maintenance............................    63,993       67,033      70,561      74,735      73,041      69,389
Internal restructuring charges
  and asset write-off..................                                         24,299       5,493
Depreciation...........................    60,905       58,610      56,593      55,490      57,864      57,952
Taxes other than income................    43,395       44,742      38,776      40,418      38,551      40,404
Taxes on income........................    40,440       49,456      47,519      34,496      41,834      30,650
Allowance for funds used
  during construction..................    (1,774)      (1,043)     (1,386)       (672)     (1,393)     (2,946)
Interest charges.......................    34,603       36,153      38,730      38,604      39,872      38,156
Other income, net......................    (6,119)      (6,049)     (8,498)     (6,831)     (9,235)     (8,003)
Income before cumulative effect
  of accounting change.................    92,327       82,425      80,529      61,452      66,713      59,936
Cumulative effect of accounting
  change, net (a)......................                                                                  7,945
Net income.............................  $ 92,327     $ 82,425    $ 80,529    $ 61,452    $ 66,713    $ 67,881

Return on average common equity (b)....    15.29%       13.62%      13.99%      11.00%      11.92%      10.66%




(a) To record unbilled revenues, net of income taxes.
(b) Excludes the cumulative effect of the accounting change in 1994 and a charge for a long dormant pumped-storage generation project in 1999. Includes the effect of internal restructuring in 1995 and 1996.

                                                    Monongahela Power Company



FINANCIAL AND OPERATING STATISTICS



                                               1999       1998         1997       1996         1995         1994

PROPERTY, PLANT, AND EQUIPMENT
  at Dec. 31 (Thousands):
    Gross..............................  $2,173,603  $2,007,876   $1,950,478   $1,879,622   $1,821,613   $1,763,533
    Accumulated depreciation...........    (958,867)   (883,915)    (840,525)    (790,649)    (747,013)    (701,271)
      Net..............................  $1,214,736  $1,123,961   $1,109,953   $1,088,973   $1,074,600   $1,062,262

GROSS ADDITIONS TO PROPERTY
  (Thousands):.........................  $   82,483  $   72,795   $   78,139   $   72,577   $   75,458   $  103,975

TOTAL ASSETS at Dec. 31
  (Thousands)..........................  $1,693,718  $1,519,764   $1,497,756   $1,486,742   $1,480,591   $1,476,483

CAPITALIZATION at Dec. 31
  (Thousands):
    Common stock.......................  $  578,951  $  570,188   $  540,930   $  512,212   $  505,752   $  495,693
    Preferred stock....................      74,000      74,000       74,000       74,000       74,000      114,000
    Long-term debt and QUIDS...........     503,741     453,917      455,088      474,841      489,995      470,131
                                         $1,156,692  $1,098,105   $1,070,018   $1,061,053   $1,069,747   $1,079,824

  Ratios:
    Common stock.......................       50.0%       51.9%        50.6%        48.3%        47.3%        45.9%
    Preferred stock....................        6.4         6.8          6.9          7.0          6.9         10.6
    Long-term debt and QUIDS...........       43.6        41.3         42.5         44.7         45.8         43.5
                                             100.0%      100.0%       100.0%       100.0%       100.0%       100.0%
GENERATING CAPABILITY--
  kW at Dec. 31:
    Company-owned......................  2,352,250     2,326,300    2,326,300   2,326,300    2,326,300    2,326,300
    Nonutility contracts (a)...........    161,000       161,000      161,000     161,000      161,000      161,000

KILOWATT-HOURS (Thousands):
  Sales Volumes:
    Residential........................  2,884,144     2,757,067    2,764,630   2,815,414    2,807,135    2,674,664
    Commercial.........................  2,148,361     2,102,604    1,987,147   2,007,116    1,967,473    1,846,791
    Industrial.........................  5,736,718     5,510,925    5,224,364   5,024,257    5,114,126    4,942,388
    Wholesale and street lighting......    152,476       142,797      142,827     142,198      138,456      134,351
      Sales to regular customers....... 10,921,699    10,513,393   10,118,968   9,988,985   10,027,190    9,598,194
    Affiliated.........................  2,746,111     1,950,803    2,080,542   1,694,722    1,596,081    1,791,099
    Bulk power.........................    191,784       301,656      249,505     196,843      105,126      285,048
    Transmission and other energy
      services.........................  2,138,247     1,932,160    3,007,439   4,218,150    3,497,216    2,278,111
        Total sales volumes............ 15,997,841    14,698,012   15,456,454  16,098,700   15,225,613   13,952,452
  Output and Delivery:
    Steam generation................... 12,146,537    11,251,721   10,936,469  10,678,491   10,620,003   10,743,934
    Pumped-storage generation..........    372,658       288,266      241,958     263,640      257,284      290,586
    Pumped-storage input...............   (481,872)     (370,822)    (310,565)   (337,451)    (330,915)    (373,116)
    Purchased power....................  2,562,752     2,283,055    2,294,059   2,040,136    1,903,644    1,685,938
    Transmission and other energy
      services.........................  2,138,247     1,932,160    3,007,439   4,218,150    3,497,216    2,278,111
    Losses and system uses.............   (740,481)     (686,368)    (712,906)   (764,266)    (721,619)    (673,001)
        Total transactions as above.... 15,997,841    14,698,012   15,456,454  16,098,700   15,225,613   13,952,452

CUSTOMERS at Dec. 31:
  Residential..........................    312,180       309,760      307,920     305,579      303,568      300,465
  Commercial...........................     38,654        37,929       37,168      36,323       35,793       35,268
  Industrial...........................      8,014         7,992        7,996       8,019        8,085        8,029
  Other................................        176           218          199         182          170          171
    Total customers....................    359,024       355,899      353,283     350,103      347,616      343,933

RESIDENTIAL SERVICE:
  Average use-
    kWh per customer...................      9,283         8,938        9,023       9,256        9,306        8,957
  Average revenue-
    dollars per customer...............     678.38        651.29       652.53      677.37       693.11       639.16
  Average rate-
    cents per kWh......................       7.31          7.29         7.23        7.32         7.45         7.14



(a) Capability available through contractual arrangements with nonutility generator.